Exhibit 10.29

WCI COMMUNITIES, INC.

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

WCI Communities, Inc., a Delaware corporation, (the “Company”) hereby grants to the individual or entity listed below (“Holder”), an award of restricted stock units (“Restricted Stock Units”).  Each Restricted Stock Unit represents the right to receive a cash payment equal to the Fair Market Value of one share of Common Stock upon the vesting of such Restricted Stock Unit.  The Restricted Stock Units are subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”), which is incorporated herein by reference.

Holder:	[ ]
Grant Date:	[ ]
Total Number of Restricted Stock Units:	[ ]
Purchase Price:	$0.00
Vesting Schedule:

The Restricted Stock Units shall vest on the first business day immediately prior to the Company’s annual shareholders meeting occurring in the calendar year following the calendar year which includes the Grant Date, subject to continued service of [        ] (“Director”) to the Company or a Subsidiary through such vesting date.

By his or her signature and the Company’s signature below, Director, Holder and the Company agree to be bound by the terms and conditions of the Restricted Stock Unit Agreement and this Grant Notice.  Each of Director and Holder has reviewed the Restricted Stock Unit Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice and the Restricted Stock Unit Agreement.  Each of Director and Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Grant Notice or the Restricted Stock Unit Agreement. If Director is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

WCI COMMUNITIES, INC.:	HOLDER:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

DIRECTOR:
By:
Print Name:

Address:

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

WCI COMMUNITIES, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, WCI Communities, Inc., a Delaware corporation (the “Company”) has granted to Holder an award of restricted stock units (“Restricted Stock Units”), as set forth in the Grant Notice.

ARTICLE I.
GENERAL

1.1                               Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or Annex A hereto. The Restricted Stock Units shall be used solely as a device for the determination of payment eventually to be made to Holder if such Restricted Stock Units vest pursuant to Section 2.2(b) hereof.  The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS

2.1                               Award of Restricted Stock Units.

(a)                                 Award.  In consideration of past and/or continued service of [        ] (“Director”) to the Company or a Subsidiary, the Company issues to Holder the number of Restricted Stock Units set forth in the Grant Notice (the “Award”) upon the terms and conditions set forth in this Agreement, subject to adjustments as provided in Section 3.15.

(b)                                 Company’s Obligation to Pay.  Each Restricted Stock Unit has a value equal to the Fair Market Value of a share of Common Stock on the date it becomes vested.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 2.2, Holder will have no right to payment of any such Restricted Stock Units.  Prior to actual payment with respect to any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.2                               Forfeiture/Vesting.

(a)                                 Any Restricted Stock Units subject to the Award which are not vested as of the date of Director’s Termination of Service shall thereupon be forfeited immediately and without any further action by the Company.

(b)                                 Subject to Section 2.2(a) hereof, the Award shall vest in accordance with the vesting schedule set forth on the Grant Notice.

2.3                               Payment upon Vesting.

(a)                                 As soon as administratively practicable following the vesting of any Restricted Stock Units as set forth in the Grant Notice, but in no event later than sixty (60) days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A (as defined below)), the Company shall pay to Holder (or any transferee permitted under Section 3.3 hereof) a cash amount equal to the Fair Market Value of a number of shares of Common Stock equal to the number of Restricted Stock Units subject to this Award that vest on the vesting date, unless such Restricted Stock Units are forfeited prior to the vesting date pursuant to Section 2.2(a) hereof.

(b)                                 Notwithstanding any other provision of this Agreement, no payment shall be delivered to Holder or Holder’s legal representative unless and until Holder or Holder’s legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Holder and/or Director, as applicable, resulting from the grant, vesting or settlement of the Restricted Stock Units, if any.  Each of Director and Holder understands that he, she or it may suffer adverse tax consequences as a result of the grant, vesting and/or settlement of the Restricted Stock Units and each of Director and Holder represents that he, she or it is not relying on the Company for any tax advice.

2.4                               Consideration to the Company.  In consideration of the grant of the Award by the Company, Director agrees to render faithful and efficient services to the Company and the Subsidiaries.  Nothing in this Agreement shall confer upon Director any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Director at any time for any reason whatsoever, with or without cause.

ARTICLE III.
OTHER PROVISIONS

3.1                               Administration.  The Board shall administer this Agreement (except as otherwise permitted herein).  The Administrator shall have the power to interpret this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Director, Holder, the Company and all other interested persons.  No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Agreement or the Restricted Stock Units. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any compensation consultant or other professional retained by the Company to assist in the administration of this Agreement.

3.2                               Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of Director or Holder and/or to deduct from compensation payable to Director or Holder (including, without limitation, any payment under this Agreement) any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting or settlement of the Award.

3.3                               Transferability.  The Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.  Neither the Restricted Stock Units nor any interest or right therein shall be liable for the debts, contracts or engagements of Director or Holder or his, her or its successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.2 notwithstanding, with the consent of the Adminstrator, the Restricted Stock Units may be transferred to other persons or entities, pursuant to any such conditions and procedures as the Administrator may require.

3.4                               Binding Agreement.  Subject to the limitation on the transferability of the Restricted Stock Units contained herein, this Agreement will be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto.

3.5                               No Rights as Stockholder.  Director and Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Restricted Stock Units.  No adjustment to the Restricted Stock Units will be made for a dividend or other right, except as provided in Section 3.15.

3.6                               Not a Contract of Service.  Nothing in this Agreement shall confer upon Director or Holder any right to continue to serve as a service provider of the Company or any of its Subsidiaries.

3.7                               Governing Law.  This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

3.8                               Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9                               Amendment, Suspension and Termination.  This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, that, except as may otherwise be provided herein, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Holder.

3.10                        Notices.  Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Director or Holder, as applicable, to his, her or its address shown in the Company records, and to the Company at its principal executive office.  By a notice given pursuant to this Section 3.10, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.11                        Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Director and Holder and his, her and its heirs, executors, administrators, successors and assigns.

3.12                        Entire Agreement.  The Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company, Director and Holder with respect to the subject matter hereof.

3.13                        Section 409A.  The Restricted Stock Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).  However, notwithstanding any other provision of the Grant Notice or this Agreement, if at any time the Administrator determines that the Restricted Stock Units (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Director or Holder or any other person for failure to do so) to adopt such amendments to the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Restricted Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.  Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A be transferred from Director, Holder or any other individual to the Company or any of its Affiliates, employees or agents pursuant to the terms of this Agreement or otherwise.

3.14                        Limitation on Holder’s Rights.  This Agreement confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Stock Units issued hereunder.

3.15                                    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)                                 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which the cash amount payable under this Agreement is determined; and (ii) the terms and conditions of this Agreement.

(b)                                 In the event of any transaction or event described in Section 3.15(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of this Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement or with respect to the Restricted Stock Units, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)                                     To provide for either (A) termination of the Restricted Stock Units in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the realization of Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3.15 the Administrator determines in good faith that no amount would have been attained upon the realization of Holder’s rights, then the Restricted Stock Units may be terminated by the Company without payment) or (B) the replacement of the Restricted Stock Units with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the realization of Holder’s rights had the Restricted Stock Units been fully vested;

(ii)                                  To provide that the Restricted Stock Units be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares with respect to which the value of the Restricted Stock Units is determined;

(iii)                               To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to the Restricted Stock Units and/or in the terms and conditions of this Agreement;

(iv)                              To provide that the Restricted Stock Units shall be fully vested with respect to all shares with respect to which the value of the Restricted Stock Units is determined, notwithstanding anything to the contrary in this Agreement; and

(v)                                 To provide that the Restricted Stock Units cannot vest or become payable after such event.

(c)                                  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 3.15(a) and 3.15(b), the number and type of securities subject to this Agreement shall be equitably adjusted.  The adjustments provided under this Section 3.15(c) shall be nondiscretionary and shall be final and binding on Participant and the Company.

(d)                                 The existence of this Agreement and the Restricted Stock Units granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(e)                                  No action shall be taken under this Section 3.15 which shall cause the Restricted Stock Units to fail to comply with Section 409A.

3.16                        Compliance with Laws.  This Agreement, the granting and vesting of the Restricted Stock Units and the delivery of cash under this Agreement are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations, the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.17                        Relationship to Other Benefits.  No payment pursuant to this Agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Annex A

Definitions

1.              “Administrator” shall mean the entity that conducts the general administration of this Agreement as provided in Section 3.1.

2.              “Affiliate” shall mean (a) any Subsidiary; (b) any Parent; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company, (ii) any Subsidiary, or (iii) any Parent.

3.              “Board” shall mean the Board of Directors of the Company.

4.              “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

5.              “Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and such other securities as may be substituted for Common Stock pursuant to Section 3.15.

6.              “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock with respect to which the cash amount payable under this Agreement is determined.

7.              “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

a.              If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the shares of Common Stock are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

b.              If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

c.               If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

8.              “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

9.              “Termination of Service” shall mean the time when Director ceases to be a member of the Board for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where Director simultaneously commences or remains in employment or service with the Company or any Affiliate.

EXHIBIT B
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

CONSENT OF SPOUSE

I,                                         , spouse of                               , have read and approve the foregoing Agreement.  In consideration of issuing to my spouse restricted stock units set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or cash payment pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

B-1